EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Advanced Remote Communication Solutions, Inc. on Form S-8 of our report dated March 16, 2000, appearing in the Annual Report on Form 10-KSB of Advanced Remote Communication Solutions, Inc. for the year ended December 31, 1999.


Deloitte & Touche LLP
/S/ DELOITTE & TOUCHE LLP

San Diego, California
August 2, 2000